SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 21, 2003
(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21126	77-0204341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 San Tomas Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 565-7045

Item 5. Other Events.
item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events.

     On April 21, 2003 and April 25, 2003, the Company announced that it completed the transfer of its Go-Video® business assets to Opta Systems, LLC and its ReplayTV® and Rio® business assets to Digital Networks North America, Inc. (“DNNA”), respectively. A copy of the press releases issued on April 21, 2003 and April 25, 2003 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference in their entirety.

     Subsequent to the completion of these sales, the Board of Directors terminated the employment of L. Gregory Ballard, the Company’s President and Chief Executive Officer. In addition, Richard Burns, Jeff Hastings and Jim Hollingsworth have joined DNNA. Marcus Smith, the Company’s Chief Financial Officer, has been appointed the authorized officer to oversee the Company’s operations while in bankruptcy, and all members of the Board of Directors have resigned.

     The Company, and its subsidiaries, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation (the “Subsidiaries”), are required to file monthly operating reports with the Office of the United States Trustee for the Northern District of California (the “US Trustee”) pursuant to the US Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. In connection therewith, attached hereto as Exhibit 99.3 is the monthly operating report that the Company and the Subsidiaries have filed with the US Trustee for the period ended April 30, 2003.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued April 21, 2003.

99.2	Press Release dated April 25, 2003.

99.3	SONICblue Incorporated, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation — Chapter 11 Monthly Operating Report to the US Trustee for the period ended April 30, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICBLUE INCORPORATED

	By	/s/ Marcus Smith

Marcus Smith
Vice President and Chief Financial Officer
Dated: June 2, 2003.

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued April 21, 2003.

99.2	Press Release dated April 25, 2003.

99.3	SONICblue Incorporated, Diamond Multimedia Systems, Inc., ReplayTV, Inc. and Sensory Science Corporation — Chapter 11 Monthly Operating Report to the US Trustee for the period ended April 30, 2003.